Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus, of our report dated March 30, 2023 with respect to the financial statements of Unicycive Therapeutics, Inc. (Company) as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 8, 2023